As filed with the Securities and Exchange Commission on July__, 1995

                                        Registration No. 33-
_____________________________________________________________________________


                    SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                              FORM S-8
                        REGISTRATION STATEMENT
                               Under
                     The Securities Act of 1933
                       _____________________
                            PepsiCo, Inc.
       (Exact name of registrant as specified in its charter)

North Carolina                              13-1584302
(State of Incorporation)                   (I.R.S. No.)

                   Purchase, New York  10577
    (Address of principal executive offices, including zip code)

                  PepsiCo Long-Term Savings Program
                     (Full title of the Plan)

                       Kathleen Allen Luke, Esq.
               Vice President, Corporate Division Counsel

                           PepsiCo, Inc.
                     Purchase, New York  10577
                (Name and address of agent for service)
                           (914) 253-3691
    (Telephone number, including area code, of agent for service)


                  CALCULATION OF REGISTRATION FEE

                         Proposed    Proposed
Title of     Amount to   maximum     maximum     Amount of
securities   be          offering    aggregate   registration
to be        registered  price per   offering    fee
registered    (1)        share (2)   price (2)
___________  __________  _________   ________    _____________

PepsiCo,
Inc. Capital
Stock,       2,000,000  $44.1875     $88,375,000  $30,474.14
par value
1-2/3 cents
per share

_______________________________________________________________
(1) The 2,000,000 shares being registered represent the approximate incremental number of shares which may be purchased under the Plan described herein, as estimated solely for the purpose of calculating the registration fee.

(2) The offering price is based on the reported average of the high and low prices for PepsiCo Capital Stock on the composite tape for shares traded on the New York Stock Exchange on July 6, 1995, which was $44.1875. Such price and aggregate price are included solely for the purpose of calculating the registration fee.
____________________________________________________________

In addition, pursuant to Rule 416(c) under the Securities
Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus covering securities registered pursuant to this Registration Statement also relates to the shares of the Registrant's Capital Stock covered and employee benefit plan interests covered by Registration Statement Nos. 2-93163, 2-99532, 33-10488, relating to the Taco Bell, Pizza Hut and Kentucky Fried Chicken Long Term Savings Programs, respectively, and Registration Statement Nos. 2-82645 and 33-51514 relating to the PepsiCo Long Term Savings Program.
The contents of these earlier registration statements are incorporated by reference.

                    EXPLANATION STATEMENT

     This Registration Statement is being filed pursuant to General Instruction E of Form S-8 to register additional shares of PepsiCo, Inc. Capital Stock in connection with the PepsiCo Long Term Savings Program (Registration Nos. 2-82645 and 33-51514).

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Purchase, New York, on the 11th day of July, 1995.


                                   PepsiCo, Inc.


                              By:  /s/LAWRENCE F. DICKIE
                                  ________________________
                                   Lawrence F. Dickie
                                   Vice President, Associate
                                   General Counsel and Assistant
                                   Secretary


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                   Title                   Date
_________                   _____                   ____

D. Wayne Calloway  *        Chairman of the Board   July 11, 1995
(D. Wayne Calloway)         and
                            Chief Executive
                            Officer

Robert G. Dettmer  *        Executive Vice          July 11, 1995
(Robert G. Dettmer)         President
                            and Chief Financial
                            Officer

Robert L. Carleton  *       Senior Vice President   July 11, 1995
(Robert L. Carleton)        and Controller (Chief
                            Accounting Officer)

John F. Akers  *            Director                July 11, 1995
(John F. Akers)

Robert E. Allen  *          Director                July 11, 1995
(Robert E. Allen)

Roger A. Enrico  *          Vice Chairman of the    July 11, 1995
(Roger A. Enrico)           Board and Chairman and
                            Chief Executive
                            Officer, PepsiCo
                            Worldwide Restaurants

John J. Murphy  *           Director                July 11, 1995
(John J. Murphy)

Andrall E. Pearson  *       Director                July 11, 1995
(Andrall E. Pearson)

Sharon Percy                Director                July 11, 1995
Rockefeller  *
(Sharon Percy
Rockefeller)

Roger B. Smith  *           Director                July 11, 1995
(Roger B. Smith)

Robert H. Stewart,III *     Director                July 11, 1995
(Robert H. Stewart, III)

Franklin A. Thomas  *       Director                July 11, 1995
(Franklin A. Thomas)

P. Roy Vagelos  *           Director                July 11, 1995
(P. Roy Vagelos)

Arnold R. Weber  *          Director                July 11, 1995
(Arnold R. Weber)


*By /s/ LAWRENCE F. DICKIE
     ___________________________
     (Lawrence F. Dickie)
     Attorney-in-Fact


                          INDEX TO EXHIBITS

Exhibit   Description                                Page
No.

  4(a)    Restated Articles of Incorporation of      *
          PepsiCo, Inc., which is incorporated
          herein by reference from Exhibit 4(a) to
          PepsiCo's Registration Statement on Form
          S-3 (Registration No. 33-57181).

   (b)    By-Laws of PepsiCo, Inc., as amended,      *
          which is incorporated by reference from
          Exhibit 3(ii) to PepsiCo's Annual Report
          on Form 10-K for the fiscal year ended
          December 26, 1992.

   (c)    Amended and Restated PepsiCo Long Term     *
          Savings Program, dated June 29, 1994,
          which is incorporated by reference from
          Exhibit 10(f) to PepsiCo's Annual Report
          on Form 10-K for the fiscal year ended
          December 31, 1994.

   (d)    Amendment to PepsiCo Long Term Savings
          Program, dated May 15, 1995.

     5    Opinion and consent of Kathleen Allen
          Luke, Esq., Vice President and Corporate
          Division Counsel of PepsiCo.

    15    Letter from KPMG Peat Marwick LLP          *
          regarding unaudited interim financial
          information, incorporated by reference
          from Exhibit 15 to PepsiCo's Quarterly
          Report on Form 10-Q for the twelve weeks
          ended March 25, 1995.

   23(a)  Consent of KPMG Peat Marwick LLP.


     (b)  The consent of Kathleen Allen Luke, Esq.   *
          is contained in her opinion filed as
          Exhibit 5.

     24   Power of Attorney of PepsiCo, Inc. and     *
          certain of its officers and directors,
          filed as Exhibit 24 to PepsiCo's Annual
          Report on Form 10-K for the fiscal year
          ended December 31, 1994, is incorporated
          herein by reference.

_______________________________________________________
*Previously filed or incorporated by reference